Exhibit 10.2

CALYXT, INC.

2021 EMPLOYEE INDUCEMENT INCENTIVE PLAN

(EFFECTIVE JULY __, 2021)

1.Purpose of the Plan.  The purpose of this Employee Inducement Incentive Plan is to provide an award as an inducement material to the Company’s President and Chief Executive Officer to be appointed on or shortly following the Effective Date and to encourage stock ownership of such individual in compliance with NASDAQ Stock Market Rule 5635(c)(4).

2.Definitions.  As used herein, the following definitions shall apply:

(a)	“Administrator” means the Board or a Committee.
(b)	“Affiliate” means an entity other than a Subsidiary which, together with the Company, is under common control of a third person or entity.
(c)

“Applicable Laws” means all applicable laws, rules, regulations and requirements, including, but not limited to, all applicable U.S. federal or state laws, any Stock Exchange rules or regulations, and the applicable laws, rules or regulations of any other country or jurisdiction where the Award is granted under the Plan or the Participant resides or provide services, as such laws, rules and regulations shall be in effect from time to time.

(d)	“Award” means the award of a Performance Award under the Plan.
(e)

“Award Agreement” means a written document, the form of which shall be approved by the Administrator, reflecting the terms of the Award granted under the Plan and includes any documents attached to or incorporated into such Award Agreement, including, but not limited to, a notice of award grant.

(f)	“Board” means the Board of Directors of the Company.
(g)

“Cause” for termination of the Participant’s Continuous Service Status will exist (unless another definition is provided in an applicable Award Agreement, employment agreement or other applicable written agreement) if the Participant’s Continuous Service Status is terminated for any of the following reasons: (i) the Participant’s willful failure to perform his or her duties and responsibilities to the Company or the Participant’s violation of any written Company policy; (ii) the Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company; (iii) the Participant’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) the Participant’s material breach of any of his or her obligations under any written agreement or covenant with the Company.  The determination as to whether the Participant’s Continuous Service Status has been terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant.  The foregoing definition does not in any way limit the Company’s ability to terminate the Participant’s employment or consulting relationship at any time, and the term “Company” shall be interpreted to include any Subsidiary, Parent, Affiliate, or any successor thereto, if appropriate.

(h)	“Code” means the Internal Revenue Code of 1986, as amended.
(i)	“Committee” means (i) the Compensation Committee of the Board consisting solely of independent Directors or (ii) a majority of the Company’s independent Directors.
(j)	“Common Stock” means the Company’s common stock, par value $0.0001 per share, as adjusted in accordance with Section 11 below.

(k)	“Company” means Calyxt, Inc., a Delaware corporation.
(l)

“Continuous Service Status” means the absence of any interruption or termination of service as an Employee.  Continuous Service Status as an Employee shall not be considered interrupted or terminated in the case of: (i) Company-approved sick leave; (ii) military leave; or (iii) any other bona fide leave of absence approved by the Administrator; provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to a written Company policy.  Continuous Service Status as an Employee shall not be considered interrupted or terminated in the case of a transfer of employment or location between the Company, and any of its Parents, Subsidiaries or Affiliates, or their respective successors.

(m)

“Current Parent” means a person that is a Parent as of the Effective Date, or any other Person in which a Current Parent owns, directly or indirectly, equity securities possessing than fifty percent (50%) or more of the total combined voting power of all classes of stock.

(n)	“Director” means a member of the Board.
(o)	“Disability” means “disability” within the meaning of Section 22(e)(3) of the Code.
(p)

“Employee” means any person employed by the Company, or any Parent, Subsidiary or Affiliate, under the terms and conditions of an employment contract or with the status of employment determined pursuant to such factors as are deemed appropriate by the Administrator in its sole discretion, subject to any requirements of the Applicable Laws, including the Code.  The payment by the Company of a Director’s fee shall not be sufficient to constitute “employment” of such Director by the Company or any Parent, Subsidiary or Affiliate.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)

“Fair Market Value” means (i) with respect to Shares, the per share closing price for the Shares on the applicable date (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) as reported in the Wall Street Journal on the principal stock market or exchange on which the Shares are quoted or trade, or if Shares are not so quoted or traded, fair market value of a Share, as determined by the Administrator in good faith on such basis as it deems appropriate, and (ii) with respect to property other than Shares, the fair market value of such properly determined by such methods or procedures as shall be established from time to time by the Administrator.

(s)

“Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law (including adoptive relationships) of the Participant, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons (or the Participant) have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

(t)	“Listed Security” means any security of the Company that is listed or approved for listing on a national securities exchange.
(u)

“Parent” means, subject to Section 14(a) of the Plan, any corporation (other than the Company) in an unbroken chain of corporations above the Company and ending with the Company if, at the time of grant of the Award, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(v)	“Participant” means the Company’s President and Chief Executive Officer to be newly appointed on or shortly following the Effective Date who meets the eligibility requirements set forth herein.

(w)	“Performance Award” means the Award granted pursuant to Section 7.
(x)

“Performance Period” means the period established by the Administrator at the time the Performance Award is granted or at any time thereafter during which any performance goals specified by the Administrator with respect to such Award are measured.

(y)	“Plan” means this Calyxt, Inc. 2021 Performance Incentive Plan.
(z)	“Share” means a share of Common Stock, as adjusted in accordance with Section 11 below.
(aa)	“Successor Corporation” means a successor corporation or a parent or subsidiary of such successor corporation.
(bb)	“Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.
(cc)

“Subsidiary” means, subject to Section 14(a) of the Plan, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of grant of the Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(dd)	“Triggering Event” means

(i)a sale, transfer or disposition of all or substantially all of the Company’s assets other than to (A) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (B) a corporation or other entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of Common Stock, or (C) an Excluded Entity (as defined in subsection (ii) below); or

(ii)any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction with or into another corporation, entity or person in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding in the continuing entity or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction (an “Excluded Entity”); or

(iii)any direct or indirect purchase or other acquisition by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than a Current Parent or another Person that is controlled by a Current Parent, of more than fifty percent (50%) of the total outstanding equity interests in or voting securities of the Company, excluding any transaction that is determined by the Board in its reasonable discretion to be a bona fide capital raising transaction.

Notwithstanding anything stated herein, a transaction shall not constitute a Triggering Event if its sole purpose is to change the state of the Company’s incorporation, or to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction.

3.Eligibility.

(a)

Recipients of Grants.  The Participant, who is commencing employment with the Company or a Subsidiary (and who was not previously a Director or an Employee or who was previously an Employee and is returning to the employment of the Company or a Subsidiary following a bona-fide period of non-employment), if he or she is granted the Award in connection with his or her commencement of employment with the Company or a Subsidiary and such grant is an inducement material to his or her entering into employment with the Company or a Subsidiary (within the meaning of NASDAQ Stock Market Rule 5635(c) and IM-5635-1 or any successor rule), is eligible to be selected to receive the Award under the Plan, to the extent an offer of the Award or a receipt of the Award is permitted by Applicable Laws or accounting or tax rules and regulations.

(b)	Type of Award. The Award shall be designated in the Award Agreement as a Performance Award.
(c)

No Employment Rights.  Neither the Plan nor the Award shall confer upon the Participant any right with respect to Continuous Service Status with the Company (or any Parent or Subsidiary), nor shall it interfere in any way with such Employee’s right or the Company’s (or Parent’s or Subsidiary’s) right to terminate his or her employment relationship at any time, with or without cause, as applicable.

4.Administration of the Plan.

(a)

General.  The Plan shall be administered by the Board or a Committee, or a combination thereof, as determined by the Board.  The Administrator may issue rules and regulations for administration of the Plan.

(b)

Powers of the Administrator.  Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its sole discretion, and to the extent permitted under NASDAQ Stock Market Rule 5635(c) and IM-5635-1 or any successor rule:

(i)to determine the Fair Market Value of the Common Stock in accordance with Section 2(r) above;

(ii)to select the Participant to whom the Award may be granted;

(iii)to determine the type of Award to be granted to the Participant under the Plan;

(iv)to determine the number of Shares to be covered by the Award;

(v)to approve the form of agreement and other related documents used under the Plan;

(vi)to determine the terms and conditions, not inconsistent with the terms of the Plan, of the Award granted hereunder, which terms and conditions include but are not limited to the circumstances (if any) when vesting shall be accelerated or forfeiture restrictions shall be waived, and any restriction or limitation regarding the Award;

(vii)to amend the Award or agreement related to the Award, including any amendment adjusting vesting (e.g., in connection with a change in the terms or conditions under which such person is providing services to the Company); provided that no amendment shall be made that would materially and adversely affect the rights of the Participant without his or her consent, as determined in the sole discretion of the Board;

(viii)to determine whether and under what circumstances the Award may be settled in cash, Shares, other awards, other property, net settlement or any combination thereof, or cancelled, forfeited or suspended, and the method or methods by which the Award may be settled,  cancelled, forfeited or suspended;

(ix)to determine whether, to what extent and under what circumstances cash, Shares, other awards, other property and other amounts payable with respect to the Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Administrator;

(x)to correct any defect, supply any omission and reconcile any inconsistency in the Plan or the Award, in the manner and to the extent it shall deem desirable to carry the Plan into effect;

(xi)to establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with Applicable Laws or accounting or tax rules and regulations;

(xii)to make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan and due compliance with Applicable Laws or accounting or tax rules and regulations; and

(xiii)to construe and interpret the terms of the Plan, the Award Agreement, and any agreement related to the Award, which constructions, interpretations and decisions shall be final and binding on the Participant.

(c)

Indemnification.  To the maximum extent permitted by Applicable Laws, each member of the Committee (including officers of the Company, if applicable), or of the Board, as applicable, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of the Award except for actions taken in bad faith or failures to act in bad faith, and (ii) any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her; provided that such member shall give the Company an opportunity, at its own expense, to handle and defend any such claim, action, suit or proceeding before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation, Certificate of Incorporation or Bylaws, by contract, as a matter of law or otherwise, or under any other power that the Company may have to indemnify or hold harmless each such person.

5.Stock Subject to the Plan.  Subject to the provisions of Section 11 below, the maximum aggregate number of Shares that may be issued under the Plan is 600,000 Shares.  Any Shares retained for withholding taxes (or otherwise used for tax purposes) or with respect to the Award that are forfeited or expire or lapse shall not be available for future grants under the Plan.

6.Term of Plan.  The Plan was originally adopted by the Board on July __, 2021 (the “Effective Date”).  It shall continue in effect for a term of ten (10) years from the Effective Date unless sooner terminated under Section 14 below.  No Award shall be granted under the Plan after the initial Award.

7.Performance Award.  The Administrator is authorized to grant the Performance Award to the Participant with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Administrator shall determine:

(a)

The Performance Award may be denominated as a cash amount, number of Shares or a combination thereof and is an Award which may be earned upon achievement or satisfaction of performance conditions specified by the Administrator.  In addition, the Administrator may specify that any other Award shall constitute a Performance Award by conditioning the right of the Participant to have the Award settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Administrator.  The Administrator may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions.  Subject to the terms of the Plan, the performance goals to be achieved during any Performance Period, the length of any Performance Period, the amount of the Performance Award granted and the amount of any payment or transfer to be made pursuant to the Performance Award shall be determined by the Administrator.

(b)

The Performance Award may include a pre-established formula, such that payment, retention or vesting of the Award is subject to the achievement during a Performance Period or Performance Periods, as determined by the Administrator, of a level or levels of, or increases in, in each case as determined by the Administrator, one or more of the following performance measures or any other performance measure reasonably determined by the Administrator, with respect to the Company:

(i)return measures (including, but not limited to, total shareholder return; return on equity; return on assets or net assets; return on risk-weighted assets; and return on capital (including return on total capital or return on invested capital));

(ii)revenues (including, but not limited to, total revenue; gross revenue; net revenue; and net sales);

(iii)income/earnings measures (including, but not limited to, earnings per share; earnings or loss (including earnings before or after interest, taxes, depreciation and amortization); gross income; net income; operating income (before or after taxes); pre-or after-tax income or loss (before or after allocation of corporate overhead and bonus); pre- or after-tax operating income; net earnings; net income or loss (before or after taxes); operating margin; gross margin; and adjusted net income);

(iv)expense measures (including, but not limited to, expenses; operating efficiencies; and improvement in or attainment of expense levels or working capital levels (including cash and accounts receivable));

(v)cash flow measures (including, but not limited to, cash flow or cash flow per share (before or after dividends); and cash flow return on investment);

(vi)share price measures (including, but not limited to, share price; appreciation in and/or maintenance of share price; and market capitalization);

(vii)strategic objectives (including, but not limited to, market share; debt reduction; customer growth; employee satisfaction; research and development achievements; mergers and acquisitions; management retention; dynamic market response; expense reduction initiatives; reductions in costs; risk management; regulatory compliance and achievements; recruiting and maintaining personnel; and business quality); and

(viii)other measures (including, but not limited to, economic value-added models or equivalent metrics; economic profit added; gross profits; economic profit; comparisons with various stock market indices; financial ratios (including those measuring liquidity, activity, profitability or leverage); cost of capital or assets under management; and financing and other capital raising transactions (including sales of the Company’s equity or debt securities; factoring transactions; sales or licenses of the Company’s assets, including its intellectual property, whether in a particular jurisdiction or territory or globally; or through partnering transactions)).

(c)

Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be established on a corporate-wide basis or with respect to one or more business units, divisions, subsidiaries or business segments, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index or one or more of the performance goals themselves.  Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices.  If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the performance objectives or the related minimum acceptable level of achievement, in whole or in part, as the Administrator deems appropriate and equitable.  The Administrator shall have the power to impose such other restrictions on the Award subject to this Section 7(c) as it may deem necessary or appropriate to ensure that such Award satisfies all requirements of any Applicable Laws or accounting or tax rules and regulations.

(d)

Settlement of the Performance Award shall be in cash, Shares, other awards, other property, net settlement or any combination thereof, as determined in the discretion of the Administrator.  The Administrator shall specify the circumstances in which, and the extent to which, the Performance Award shall be paid or forfeited in the event of the Participant’s termination of Continuous Service Status.

(e)

The Performance Award shall be settled only after the relevant performance criteria are satisfied.  The Administrator may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with the Performance Award.

8.Vesting of the Award.

(a)	General Vesting. The Award granted hereunder shall become vested at such times and under such conditions as determined by the Administrator, consistent with the terms of the Plan and reflected in the

Award Agreement, including vesting requirements and/or performance criteria with respect to the Company, and Parent or Subsidiary, and/or the Participant.
(b)

Leave of Absence.  The Administrator shall have the discretion to determine whether and to what extent the vesting of the Award shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of the Award shall be tolled during any such unpaid leave (unless otherwise required by the Applicable Laws).  Notwithstanding the foregoing, in the event of military leave, vesting shall toll during any unpaid portion of such leave; provided that, upon the Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to the Award to the same extent as would have applied had the Participant continued to provide services to the Company (or any Parent or Subsidiary, if applicable) throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

(c)

Rights as Holder of Capital Stock.  Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a holder of capital stock shall exist with respect to the Shares.  No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 below.

(d)	Termination of Service. The Administrator shall establish and set forth in the applicable Award Agreement the terms and conditions upon which the Award shall become vested.

9.Taxes.

(a)

As a condition of the grant and vesting of the Award, the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding the Award) shall make such arrangements as the Administrator may require for the satisfaction of any applicable U.S.  federal, state or local tax withholding obligations or foreign tax withholding obligations that may arise in connection with such Award.  The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(b)

The Administrator may permit the Participant (or in the case of the Participant’s death or a permitted transferee, the person holding the Award) to satisfy all or part of his or her tax withholding obligations by surrendering Shares (either directly or by stock attestation) that he or she previously acquired; provided that, the Shares tendered for payment have been previously held for a minimum duration (e.g., to avoid financial accounting charges to the Company’s earnings), or as otherwise permitted to avoid financial accounting charges under applicable accounting guidance.  Any Shares withheld pursuant to this Section 9(b) shall not exceed the statutory minimum amount necessary to satisfy the Company’s tax withholding obligations (including, but not limited to, U.S.  federal and state income taxes, payroll taxes, and foreign taxes, if applicable), unless (i) an additional amount can be withheld and not result in adverse accounting consequences and (ii) such additional withholding amount is specifically authorized by the Administrator.  Any payment of taxes by surrendering Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the Securities and Exchange Commission.

10.Non-Transferability of the Award.

(a)

General.  Except as set forth in this Section 10, the Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution.  The designation of a beneficiary by the Participant shall not constitute a transfer.

(b)

Limited Transferability Rights.  Notwithstanding anything else in this Section 10, the Administrator may in its sole discretion grant an Award that may be transferred by instrument to an inter vivos or testamentary trust in which the Award is to be passed to beneficiaries upon the death of the trustor (settlor) or by gift to Family Members.

11.Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions.

(a)

Changes in Capitalization.  Subject to any action required under Applicable Laws by the holders of capital stock of the Company, the Administrator shall, subject to compliance with Section 409A or Section 424, as applicable, of the Code, equitably adjust (i) the number, type and class of Shares or other stock or securities: (x) set forth in Section 5 above and (y) covered by the Award, (ii) the grant or purchase price covered by the Award, and (iii) any repurchase price per Share applicable to Shares issued pursuant to the Award, or, if deemed appropriate, shall make a provision for a cash payment to the holder of the Award in the event of a stock split, reverse stock split, stock dividend, combination, consolidation, recapitalization (including a recapitalization through a large nonrecurring cash dividend) or reclassification of the Shares, repurchase, exchange or subdivision of the Shares or other securities of the Company, a rights offering, a reorganization, merger, spin-off, split-up, change in corporate structure or other similar occurrence, in each case excluding a Triggering Event; provided, however, that the number of Shares subject to the Award denominated in Shares shall always be a whole number.  Any adjustment by the Administrator pursuant to this Section 11(a) shall be made in the Administrator’s sole and absolute discretion and shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Award.  If, by reason of a transaction described in this Section 11(a) or an adjustment pursuant to this Section 11(a), the Participant’s Award Agreement or agreement related to any Shares underlying the Award covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or agreement related to the Shares underlying the Award in respect thereof, shall be subject to all of the terms, conditions and restrictions which were applicable to the Award and the Shares underlying the Award prior to such adjustment.

(b)

Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company, the Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)	Corporate Transactions. Unless the Participant’s applicable Award Agreement, employment agreement or other applicable written agreement provides otherwise, in the event of:

(i)a dissolution or liquidation of the Company or

(ii)a Triggering Event, then:

the Award shall either be (A) assumed or an equivalent award shall be substituted by such Successor Corporation, or (B) terminated in exchange for a payment of cash, securities and/or other property equal to the fair market value of the portion of the Award that is vested immediately prior to the consummation of the corporate transaction, or (C) any combination of (A) and (B) that is approved by the Administrator.  Notwithstanding the foregoing, in the event such Successor Corporation does not agree to such assumption, substitution or exchange, the Award shall terminate upon the consummation of the corporate transaction.

Unless the Participant’s applicable Award Agreement, employment agreement or other applicable written agreement provides otherwise, if a Triggering Event, dissolution or liquidation occurs and the Award held by the Participant is to be terminated (in whole or in part) pursuant to the preceding paragraph, the Administrator may accelerate the vesting of the Award in its sole discretion such that the Award shall become vested in full prior to the consummation of the corporate transaction at such time and on such conditions as the Administrator shall determine.  The Administrator shall notify the Participant that the Award shall terminate at least five (5) days prior to the date upon which the Award terminates.

12.Time of Granting the Award.  The date of grant of the Award shall, for all purposes, be the date on which the Administrator makes the determination granting such Award, or such later date as is determined by the Administrator.

13.General Provisions Applicable to the Award.

(a)

The Award shall be granted for such cash or other consideration, if any, as the Administrator determines; provided that in no event shall the Award be issued for less than such minimal consideration as may be required by Applicable Laws.

(b)

The Award may, in the discretion of the Administrator, be granted either alone or in addition to or in tandem with any other award granted under any other plan of the Company.  Awards granted in addition to or in tandem with other awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other awards.

(c)

Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant or settlement of the Award may be made in the form of cash, Shares, other awards, other property, net settlement or any combination thereof, as determined by the Administrator in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Administrator.  Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d)

Except as may be permitted by the Administrator or as specifically provided in the Award Agreement, (i) neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution and (ii) during the Participant’s lifetime, the Award, and each right under the Award, shall be exercisable only by the Participant or, if permissible under Applicable Laws, by the Participant’s guardian or legal representative.  The provisions of this Section 13(d) shall not apply to the Award if it has been fully settled and shall not preclude forfeiture of the Award in accordance with the terms thereof.

(e)

All certificates for Shares and/or other securities delivered under the Plan pursuant to the Award shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations and other requirements of the Securities Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(f)	The Administrator may impose restrictions on the Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

14.Amendment and Terminations.

(a)

To the extent not otherwise prohibited under NASDAQ Stock Market Rule 5635(c), the Board may at any time amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time, but no amendment or termination (other than an adjustment pursuant to Section 11 above or as necessary to comply with Applicable Laws or accounting or tax rules and regulations) shall be made that would materially and adversely affect the rights of the Participant under the Award, without his or her consent, as determined in the sole discretion of the Board except (x) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with Applicable Laws or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on the Award in accordance with Section 17.  In addition, to the extent necessary and desirable to comply with the Applicable Laws, the Company shall obtain the approval of holders of capital stock with respect to any Plan amendment in such a manner and to such a degree as required by Applicable Laws.  Notwithstanding anything to the contrary in the Plan, the Administrator may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b)

Dissolution or Liquidation.  In the event of the dissolution or liquidation of the Company, the Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Administrator.

(c)

Terms of the Award.  To the extent not otherwise prohibited under NASDAQ Stock Market Rule 5635(c), the Administrator may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate the Award theretofore granted, prospectively or retroactively, without the consent of the Participant or holder of the Award; provided, however, that, subject to Section 11, no such action shall materially adversely affect the rights of any affected Participant or holder under the Award theretofore granted under the Plan, except (x) to the extent any such action is made to cause the Plan to comply with Applicable Laws or accounting or tax rules and regulations or (y) to impose any “clawback” or recoupment provisions on the Award in accordance with Section 17.  The Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, the Award in recognition of events (including the events described in Section 11) affecting the Company, or the financial statements of the Company, or of changes in Applicable Laws or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

15.Conditions Upon Issuance of Shares.  Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel.

16.Beneficiaries.  Unless stated otherwise in the Award Agreement, the Participant may designate one or more beneficiaries with respect to the Award by timely filing the prescribed form with the Company.  A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Participant’s death.  If no beneficiary was designated or if no designated beneficiary survives the Participant, then after the Participant’s death the Award (if vested) shall be transferred or distributed to the Participant’s estate.

17.Cancellation or “Clawback” of the Award.  The Administrator shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes.  Notwithstanding anything to the contrary contained herein, the Administrator may, to the extent permitted by Applicable Laws or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of the Award granted to the Participant or any Shares issued or cash received upon vesting or settlement of the Award or sale of Shares underlying the Award.

18.Restrictive Covenants.  The Administrator may impose restrictions on the Award with respect to non-competition, confidentiality and other restrictive covenants as it deems necessary or appropriate in its sole discretion.

19.Compliance with Section 409A and Section 457A of the Code.  To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A and Section 457A of the Code.  This Plan and any grants made hereunder shall be administered in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A and Section 457A of the Code shall have no force and effect until amended to comply with Section 409A and Section 457A of the Code (which amendment may be retroactive to the extent permitted by Section 409A and Section 457A of the Code and may be made by the Company without the consent of the Participant).  If, at the time of the Participant’s separation from service (within the meaning of Section 409A of the Code), (a) the Participant will be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (b) the Company makes a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company will not pay such amount on the otherwise scheduled payment date but will instead pay it, without interest, on the tenth business day of the seventh month after such separation from service. Any reference in this Plan to Section 409A and Section 457A of the Code shall also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such section by the U.S. Department of the Treasury or the Internal Revenue Service.

20.Successors and Assigns.  The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity, including any successor entity contemplated by Section 11.

21.Data Privacy.  By participating in the Plan, the Participant consents to the holding and processing of personal information provided by the Participant to the Company or any subsidiary, trustee or third-party service provider, for all purposes relating to the operation of the Plan.  These include, but are not limited to:

(a)	administering and maintaining Participant records, a dissolution or liquidation of the Company;
(b)	providing information to the Company, Subsidiaries, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;
(c)	providing information to future purchasers or merger partners of the Company or any subsidiary, or the business in which the Participant works; and
(d)	transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

22.Governing Law.  The Plan and the Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

23.Waiver of Jury Trial.  EACH PARTICIPANT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.

24.Dispute Resolution.  Any dispute or claim arising out of, under or in connection with the Plan or the Award Agreement shall be submitted to arbitration in Delaware and shall be conducted in accordance with the rules of, but not necessarily under the auspices of, the American Arbitration Association rules in force when the notice of arbitration is submitted.  The arbitration shall be conducted before an arbitration tribunal comprised of three individuals, one selected by the Company, one selected by the Participant, and the third selected by the first two.  The Participant and the Company agree that such arbitration will be confidential and no details, descriptions, settlements or other facts concerning such arbitration shall be disclosed or released to any third party without the specific written consent of the other party, unless required by law or court order or in connection with enforcement of any decision in such arbitration.  Any damages awarded in such arbitration shall be limited to the contract measure of damages, and shall not include punitive damages.

25.Other Acknowledgments.  Notwithstanding anything in this Plan or the Award Agreement to the contrary, nothing in this Plan or in the Award Agreement prevents the Participant from providing, without prior notice to the Company, information to governmental authorities regarding possible legal violations or otherwise testifying or participating in any investigation or proceeding by any governmental authorities regarding possible legal violations, and for purpose of clarity the Participant is not prohibited from providing information voluntarily to the Securities and Exchange Commission pursuant to Section 21F of the Exchange Act.

26.Stockholder Approval.  It is expressly intended that approval of the Company’s stockholders not be required as a condition of the effectiveness of the Plan, and the Plan’s provisions shall be interpreted in a manner consistent with such intent for all purposes. Specifically, NASDAQ Stock Market Rule 5635(c) generally requires stockholder approval for stock option plans or other equity compensation arrangements adopted by companies whose securities are listed on the NASDAQ Stock Market pursuant to which stock awards or stock may be acquired by officers, directors, employees, or consultants of such companies. NASDAQ Stock Market Rule 5635(c)(4) provides an exemption in certain circumstances for “employment inducement” awards (within the meaning of NASDAQ Stock Market Rule 5635(c)(4)).  For the avoidance of doubt, the Award under the Plan may only be made to the Participant who has not previously been an Employee or Director of the Company, Parent, Subsidiary or Affiliate, or following a bona fide period of non-employment by the Company, Parent, Subsidiary or Affiliate, in each case as an inducement material to the Participant’s entering into employment with the Company. The Award under the Plan will be approved by (a) the Company’s Compensation Committee comprised of a majority of the Company’s independent Directors or (b) a majority of the Company’s independent Directors. Accordingly, pursuant to NASDAQ Stock Market Rule 5635(c)(4), the issuance of the Award and the shares of Stock issuable upon vesting of the Award pursuant to the Plan are not subject to the approval of the Company’s stockholders.